Exhibit 4.02(f)

EQUITABLE RESOURCES, INC. (FORMED IN 1926)

AND

EQUITABLE RESOURCES, INC. (FORMED IN 2008)

TO

THE BANK OF NEW YORK, FORMERLY KNOWN AS

BANK OF MONTREAL TRUST COMPANY, TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 30, 2008

This First Supplemental Indenture, dated as of June 30, 2008, among Equitable Resources, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Company”), having its principal executive office at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212, Equitable Resources, Inc., a corporation formed on June 10, 2008 and duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called “New EQT”) and The Bank of New York, formerly known as Bank of Montreal Trust Company, a New York banking corporation (herein called the “Trustee”) under the Indenture dated as of July 1, 1996 (the “Indenture”) from the Company.

WITNESSETH THAT:

WHEREAS, Section 901(1) of the Indenture provides that, without the consent of the Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time may enter into one or more supplemental indentures for the purpose of evidencing the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities;

WHEREAS, pursuant to Section 801 of the Indenture, the Company may convey, transfer or lease its properties and assets substantially as an entirety to any other Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia; provided, among other things, that such Person shall expressly assume, by a supplemental indenture executed and delivered to the Trustee and in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed;

WHEREAS, the Company has transferred to New EQT all of Equitable’s Production and Midstream businesses and all corporate assets and liabilities;

WHEREAS, New EQT will assume all the rights and obligations of, and succeed to and be substituted for, the Company under the Indenture and the Securities;

WHEREAS, to evidence the assumption of the obligations under the Indenture and the Securities by New EQT and the release of the Company from its liabilities and obligations under or with respect to the Securities and the Indenture in accordance with Sections 801 and 802 of the Indenture, New EQT has agreed to execute and deliver this First Supplemental Indenture;

WHEREAS, the following series of Securities have been created prior to the execution hereof:  5.15% Notes Due March 1, 2018, 5.15% Notes Due November 15, 2012, 5.00% Notes Due October 1, 2015, and the 7.75% Debentures Due July 15, 2026 and remain outstanding (the “Notes”);

WHEREAS, the execution of this First Supplemental Indenture has been duly authorized by the Board of Directors of the Company;

WHEREAS, the Company has delivered, or caused to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel meeting the requirements of Section 801(4) of the Indenture;

WHEREAS, the Company and the Trustee have received a direction to enter into this First Supplemental Indenture from the holders of at least a majority in principal amount of the outstanding Notes of each series;

NOW THEREFORE THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, and intending to be legally bound hereby, mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

ASSUMPTION OF OBLIGATIONS

SECTION 101. Assumption of Obligations under Indenture.  New EQT hereby fully and unconditionally assumes the due and punctual payment of the principal of and interest on the Notes and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed.

ARTICLE TWO

RELEASE OF OBLIGATIONS

SECTION 201. Release of the Company from Obligations.  The Trustee, on behalf of the Holders of the Securities, hereby relieves the Company from all covenants and obligations under the Notes, the Securities, and the Indenture.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 301. Terms Defined.  For all purposes of this First Supplemental Indenture, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

SECTION 302. Effect of Supplemental Indenture.  Upon the execution and delivery of this First Supplemental Indenture by New EQT, the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. In accordance with Section 802 of the Indenture, upon the execution and delivery of this First Supplemental Indenture by New EQT, the Company and the Trustee, New EQT shall succeed to and be substituted for the Company with the same effect as if it had been named therein as the party of the first part and the Company shall be released and relieved as heretofore agreed.

SECTION 303. Indenture and Supplemental Indenture Construed Together.  This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together.

SECTION 304. Multiple Counterparts.  The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 305. Endorsement and Change of Form of Notes.  Any Notes authenticated and delivered after the date of this First Supplemental Indenture in exchange or substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall (unless textually revised as hereinafter provided) be stamped or typewritten by the Trustee with a notation as follows:

“New EQT, Inc., a Pennsylvania corporation (“New EQT”), has assumed the obligations of Equitable Resources, Inc. (the “Company”) as successor to the Company in connection with the transfer of the properties and assets of the Company substantially as an entirety. New EQT has expressly assumed the due and punctual payment of the principal of and interest on all the Notes and the due and punctual performance and observance of all the covenants and obligations in the Indenture to be performed or observed by the Company, and the Company will be relieved from all covenants and obligations under the Notes, the Securities and the Indenture in accordance with the First Supplemental Indenture referred to below. The Indenture dated as of July 1, 1996 referred to in this Note has been amended by a First Supplemental Indenture dated as of June 30, 2008 to provide for such assumptions of obligations by New EQT and the release of the Company from such obligations. Reference is hereby made to said First Supplemental Indenture, copies of which are on file with The Bank of New York, as Trustee, for a description of the amendments therein made.”

Any Notes hereafter authenticated and delivered in exchange or substitution for Notes then outstanding shall, if New EQT so elects, be textually revised in a form approved by the Trustee to make reference to the First Supplemental Indenture and to reflect the supplement of the Indenture hereby instead of being stamped or typewritten as hereinabove provided.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

EQUITABLE RESOURCES, INC.
(Formed in 1926)

By:	/s/ James E. Crockard, III
Name: James E. Crockard, III
Title: Treasurer

Attest:	/s/ Kimberly L. Sachse
Secretary

EQUITABLE RESOURCES, INC.
(Formed in 2008)

By:	/s/ Philip P. Conti
Name: Philip P. Conti
Title: Senior Vice President and Chief
Financial Officer

Attest:	/s/ Kimberly L. Sachse
Secretary

THE BANK OF NEW YORK, formerly known as
BANK OF MONTREAL TRUST COMPANY

By:	/s/ Beata Hryniewicka
Name:	Beata Hryniewicka
Title:	Assistant Vice President

Attest:
Secretary

COMMONWEALTH OF PENNSYLVANIA	)
) ss.:
COUNTY OF ALLEGHENY	)

On this 9th day of June, 2008 before me personally appeared James E. Crockard, III, to me known, who, being by me duly sworn, did depose and say that he is Treasurer of Equitable Resources, Inc., a corporation described in the foregoing instrument; and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

Christina L. Jones	Notary Public
PITTSBURGH, ALLEGHENY COUNTY
MY COMMISSION EXPIRES
Member, Penn. Assoc. of Notaries

[Notarial Seal]

COMMONWEALTH OF PENNSYLVANIA	)
) ss.:
COUNTY OF ALLEGHENY	)

On this 9th day of June, 2008 before me personally appeared Philip P. Conti, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President and Chief Financial Officer of Equitable Resources, Inc., a corporation described in the foregoing instrument; and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

Christina L. Jones	Notary Public
PITTSBURGH, ALLEGHENY COUNTY
MY COMMISSION EXPIRES
Member, Penn. Assoc. of Notaries

[Notarial Seal]